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                                                                     Exhibit 2.1


                               INDIAN RIDGE PLAZA
                               MISHAWAKA, INDIANA

                           REAL ESTATE SALE AGREEMENT
                           --------------------------


     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ____ day of October, 1999, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 4, an Illinois limited partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 and CHASE SHOPPING CENTERS, INC., an Ohio corporation ("Purchaser"), with an office at 25825 Science Park Drive, Suite 355, Beachwood, Ohio 44122.

                                    RECITALS
                                    --------

     A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of Mishawaka, County of St. Joseph, State of Indiana, commonly known as Indian Ridge Plaza, which parcel is more particularly described on EXHIBIT A.

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the "Property" (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1.  PURCHASE AND SALE
         -----------------

     Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (i) buildings and improvements located thereon that are owned by Seller (collectively, the "Improvements") and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) Seller's right, title and interest in and to the leases of the Property (as amended, the "Leases") affecting the Property or any part thereof; (iii) the interest of Seller in all security deposits held by Seller that have been paid by tenants under the Leases and not applied by Seller in accordance with the terms of the Leases and/or applicable law, if any (the "Security Deposits"); (iv) all of the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personally owned by Seller, located on the Property and used in connection therewith including those that are listed on EXHIBIT B attached hereto but specifically excluding all software installed in or used in connection with the computers, monitors, printers, modems and other computer equipment located in the regional on-site or management office of the Property and all data stored in such computers, on diskettes or other storage media (the "Personal Property"); (v) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property that are listed on EXHIBIT C attached hereto (the "Service Contracts"); (vi) if and to the extent transferable, all of Seller's right, title and interest in and to all licenses and permits issued by governmental authorities relating to the use, maintenance, occupancy or operation of the
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Property; and (vii) if and to the extent transferable, all of Seller's right, title and interest in and to the name "Indian Ridge Plaza", if any; all to the extent applicable to the period from and after the "Closing" (as such term is hereinafter defined) (items (i) through (vii) above, together with the Real Property, are collectively referred to in this Agreement as the "Property"). All of the foregoing expressly excludes all property owned by tenants or other users or occupants of the Property, and excludes any refund of taxes applicable to the period prior to the Closing Date.

     2.  PURCHASE PRICE
         --------------

     The purchase price to be paid by Purchaser to Seller for the Property is Fifteen Million Dollars ($15,000,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

          A.   Earnest Money.
               -------------

               (i) Upon execution of this Agreement by Purchaser and Seller, Purchaser shall deliver to Chicago Title and Trust Company, Chicago, Illinois ("Escrowee") earnest money in the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (such earnest money deposit, together with any interest earned thereon net of investment costs, is referred to in this Agreement as the "Earnest Money") and Purchaser, Seller and Escrowee shall execute a joint order escrow agreement in the form of EXHIBIT D attached hereto. The Earnest Money shall be invested as Seller and Purchaser so direct. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

               (ii) If Purchaser does not terminate this Agreement pursuant to section 8.A below, Purchaser shall within one (1) business day of the expiration of the Due Diligence Period (hereafter defined) deposit an additional One Hundred Fifty Thousand Dollars ($150,000.00) with Escrowee, which amount shall be deemed additional Earnest Money hereunder.

               (iii)If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller as liquidated and agreed-upon damages in accordance with Section 7.A below. If the transaction fails to close due to a default on the part of Seller, the Earnest Money shall be delivered by Escrowee to Purchaser, subject to the provisions of Section 7.B below.

          B. Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the

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case may require, the closing prorations and adjustments to be made pursuant to Section 4.C. below.

     3.   EVIDENCE OF TITLE
          -----------------

          A.  Title Commitment.
              ----------------

               Seller has delivered to Purchaser a commitment for an ALTA Owner's Fee Policy of Title Insurance (Form B 1970) (the "Title Commitment"), in the amount of the Purchase Price, issued by Chicago Title Insurance Company, Chicago, Illinois (the "Title Insurer"). At Closing, the Title Insurer shall deliver to Purchaser a later-dated title commitment ("Title Policy") from the Title Insurer in the amount of the Purchase Price reflecting the conveyance of the Property to Purchaser, subject only to (a) those exceptions more fully described on attached EXHIBIT E ("Current Permitted Exceptions") and (b) other exceptions to title which become "Permitted Exceptions" pursuant to this Section 3 (collectively, the "Permitted Exceptions"), with extended coverage over all general exceptions and such delivery shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated herein.

          B.   Survey.
               ------

               Seller has delivered to Purchaser a plat of survey of the Premises (the "Initial Survey"). Seller shall immediately upon execution of this Agreement order, and as soon as reasonably practicable after the date of this Agreement deliver to Purchaser, a current survey of the Real Property (the "Final Survey") meeting the most recent ALTA/ACSM standards.

          C.   Review of Title Commitment and Survey.
               -------------------------------------

               Purchaser shall have until the expiration of the Due Diligence Period (as defined in Section 8 below) to notify Seller of (x) any matters shown on the Final Survey or Title Commitment which are not listed on EXHIBIT E to which Purchaser objects ("Defects") and (y) actions or deliveries that Purchaser requests Seller to make in order for Purchaser to obtain its desired endorsements ("Endorsement Items"). If any additional exceptions to title or survey matters ("New Defects") arise between the date of the Title Commitment or the Final Survey, and the Closing, Purchaser shall have five (5) business days after its receipt of notice of same within which to notify Seller of such New Defects to which Purchaser objects. Any matters arising after the date of the Title Commitment or Final Survey, as applicable, not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any Defects or New Defects, or requests Endorsement Items, Seller shall have until Closing to remove such Defects or New Defects, which removal may be accomplished by waiver or endorsement by the Title Insurer, and to deliver the Endorsement Items. Except as set forth in the last sentence of this Section 3.C, if Seller fails to remove or endorse over any Defects or New Defects or to deliver the Endorsement Items, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such Defects or New Defects (in which event, such Defects or New Defects shall be deemed Permitted Exceptions). Anything to the contrary notwithstanding, Seller shall be obligated, at Closing, to cause the Title Insurer to remove or endorse over any

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judgment liens against Seller, any other liens which in the aggregate can be satisfied as a matter of right by payment of $25,000 (in the case of liens which do or do not arise due to an act of Seller) and an additional $25,000 (for liens that arise due to an act of Seller) and any liens which are not set forth on Exhibit E and were intentionally placed against the Property in violation of this Agreement (excluding in each case, any lien created by, through or under a tenant), and in the event Seller fails to do so, Purchaser shall have a right to use a portion of the Purchase Price to pay such amounts.

     4.  CLOSING
         -------

          A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur through escrow at 11:00 a.m. (Chicago time) on the thirtieth (30th) day after expiration of the Due Diligence Period, at the Chicago office of Escrowee, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

          B.  Closing Documents.
              -----------------

               (i) Seller. At Closing, Seller shall deliver to Purchaser the following:

                    (a) a Special Warranty Deed (the "Deed"), subject to the Permitted Exceptions (except that the deed may contain an exception for all matters which would be shown by a survey), in form acceptable to the Title Insurer;

                    (b) a bill of sale (the "Bill of Sale") in the form of EXHIBIT F attached hereto, executed by Seller;

                    (c) a letter from Seller or its property manager advising tenants under the Leases of the change in ownership of the Property, that all Security Deposits have been transferred to Purchaser at Closing are held by and are the responsibility of Purchaser and directing the tenants to pay all payments of rent with respect to the period from and after the Closing Date to Purchaser at an address specified by Purchaser;

                    (d) two (2) counterparts of an assignment and assumption of the Leases and Security Deposits in the form of EXHIBIT G attached hereto (the "Lease Assignment"), executed by Seller;

                    (e) two (2) counterparts of an assignment and assumption of Service Contracts with respect to those Service Contracts for which written agreements exist, in the form of

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                         EXHIBIT H attached hereto (the "Service Contract
                         Assignment"), executed by Seller;

                    (f) two (2) counterparts of an assignment of intangibles (the "Assignment of Intangibles") in the form of Exhibit O attached hereto;

                    (g) two (2) counterparts of an assignment and assumption of maintenance agreement ("Assignment of Maintenance Agreement") in the form of EXHIBIT P attached hereto ("Assignment of Maintenance Agreement");

                    (h) two (2) counterparts of an assignment and assumption of the Toys REA (hereafter defined) ("Assignment of Toys REA") in the form of EXHIBIT Q attached hereto;

                    (i) two (2) counterparts of an assignment and assumption of the May REA (hereafter defined) ("Assignment of May REA") in the form of EXHIBIT R attached hereto;

                    (j) two (2) counterparts of an assignment and assumption of VICORP REA (hereinafter defined) ("Assignment of Vicorp REA") in the form of EXHIBIT R-1 attached hereto.

                    (k) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of
                         Section 1445 of the Internal Revenue Code;

                    (l) two (2) counterparts of a closing statement (the "Closing Statement") to be executed by Seller and Purchaser, containing the "Closing Delinquency Schedule" (as defined below) and setting forth the prorations and adjustments to the Purchase Price as required by Section 4.C. below, executed by Seller;

                    (m) all executed "Estoppel Certificates" (as hereinafter defined) received by Seller as of the Closing Date;

                    (n) any "Seller Estoppel Certificates" (as hereinafter defined) to be delivered by Seller under Section 9.C. below;

                    (o) all original Leases and Service Contracts in Seller's possession or copies of such Leases and Service Contracts for which Original Leases or Service Contracts are not available;

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                    (p)  an Owner's affidavit in form reasonably and customarily required by Title Insurer to issue the Title Policy;
                         and executed by Seller; and

                    (q) resolutions evidencing Seller's authorization of this transaction and an incumbency certificate evidencing the authority of all signatories.

               (ii) Purchaser.  Purchaser shall deliver or cause to be delivered to Seller at Closing:

                    (a) the funds required pursuant to Section 2.B. above;

                    (b) two (2) counterparts of the Lease Assignment, executed by Purchaser;

                    (c) two (2) counterparts of the Service Contract Assignment, executed by Purchaser;

                    (d) two (2) counterparts of the Closing Statement, executed by Purchaser;

                    (e) two (2) counterparts of the Assignment of Intangibles executed by Purchaser;

                    (f) two (2) counterparts of the Assignment of Maintenance Agreement, executed by Purchaser;

                    (g) two (2) counterparts of the Assignment of Toys REA, executed by Purchaser;

                    (h) two (2) counterparts of the Assignment of May REA, executed by Purchaser;

                    (i) two (2) counterparts of the Assignment of VICORP REA, executed by Purchaser;

                    (j) copies of any executed Estoppel Certificates received by Purchaser as of the Closing Date; and

                    (k) resolutions evidencing Purchaser's authorization of this transaction and an incumbency certificate evidencing the authority of all signatories.

          C.  Closing Prorations and Adjustments.
              ----------------------------------

               (i) The following items are to be prorated or adjusted by the parties (as appropriate) as of the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be

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                    deemed the owner of the Property on the day preceding the
                    Closing Date and Purchaser shall be deemed the owner of the Property on the Closing Date; provided, however, that if Seller receives the Purchase Price in immediately available funds after 2:00 p.m., Chicago time on the Closing Date, then, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the Closing Date and Purchaser shall be deemed the owner of the Property on the day after the Closing Date:

                    (a) real estate and personal property taxes and assessments ("Taxes") assessed for 1998 and payable in 1999 shall be paid by Seller at or prior to Closing or credited to Purchaser. Taxes assessed for 1999 and payable in 2000 shall be prorated based on the most recent ascertainable tax bill if the current bill is not then available and, in all events, subject to reproration as described in Section 4.C.[iv] upon receipt of the final bill;


                    (b) the "minimum" or "base" rent payable by tenants under the Leases ("Base Rent") and Operating Expense Reimbursements (as defined in Section 4(c)(ii)) payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller as of Closing but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected, subject, however, to the remaining provisions of this
                         Section 4.C.(i)(b). At Closing, Seller shall deliver to Purchaser a schedule (the "Closing Delinquency Schedule") of all such past due but uncollected rent and other sums owed by tenants, (collectively, the "Past Due Rents"). Purchaser shall promptly remit to Seller any such Past Due Rents paid by tenants set forth on the Closing Delinquency Schedule, but only if the applicable tenants are otherwise current in the payment of all obligations due for the period following Closing. The amount of any Past Due Rents to be paid by any tenant shall be paid in accordance with such tenant's Lease as now existing (Purchaser hereby covenanting and agreeing not to modify the Leases after Closing to change the date and/or method for payment of amounts attributable to the period prior to Closing). Seller shall not be permitted (during the six month period following Closing) to institute or continue any collection actions against any tenants whose Lease has not terminated or any tenants that are still in possession of the premises demised under their Lease.

                    (c) Percentage rent shall be prorated as follows: to the extent not set forth on the Closing Delinquency Schedule, "percentage" or "overage" rent, shall be prorated as follows: percentage rent as and when collected shall be prorated based upon each party's pro rata share of the sales for the Tenant's fiscal year (for determination of sales under the Lease) in which Closing occurs. Prorations shall be on the basis of a per diem (number of days) method of allocation. Upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative to the percentage rent, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease years expire after the Closing, and the amount of any percentage rent shall be paid in accordance with such tenant's Lease as now existing, and Purchaser shall pay to Seller a pro rata portion of such percentage rent, calculated in the manner provided above, promptly after the date when such rent is received from the tenant.

                    (d) With respect to tenant improvement costs and/or allowances or leasing commissions relating to "New Leases" (as hereinafter defined) for space which is vacant as of the date of this Agreement, Seller and Purchaser agree that such costs, rent abatements, allowances and commissions shall be prorated over the term of any such New Lease with Seller being responsible for a portion of such costs, rent abatements, allowances and commissions based on the ratio of Base Rent payments received by Seller through the Closing Date to the total Base Rent payable over the term of the particular New Lease and, in the event that Seller has paid or incurred such costs, rent abatements, allowances and/or commissions prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such costs, allowances and/or commissions paid by Seller, based on the above-described proration;

                    (e) the amount of the Security Deposits held by Seller as of the Closing Date, if any, with Purchaser receiving a credit at Closing against the Purchase Price in the amount of the Security Deposits held by Seller as of the Closing Date, if any;

                    (f) water, sewer, electric, telephone and all other utility and fuel charges, fees and use charges, fuel on hand (at cost plus sales tax) and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                    (g) amounts due and prepayments under the Service Contracts and the Maintenance Agreement;

                    (h)  assignable license and permit fees;  and

               (i) other similar items of income and expenses of operation (including but not limited to amounts receivable or due under any reciprocal easement or similar agreement).

               (ii) For purposes hereof, real estate taxes, common area
                    maintenance, utility charges, water and sewer charges, insurance, and all other expenses for which charges are made to tenants or contributions are made by tenants under the Leases are referred to as "Operating Expenses", and the amount reimbursable by tenants under the Leases for Operating Expenses are referred to as "Operating Expense Reimbursements".


              (iii) (a)  As soon as practical after Closing, but in no event later than May 1, 2000 (except with respect to Taxes, which shall be reprorated upon the issuance of the final bill for 1999 when issued in 2000), Seller and Purchaser shall, with respect to any amounts paid, prorated or adjusted at Closing pursuant to Section 4.C.(i) above based on estimates or formulae, as applicable, jointly determine and reapportion such amounts in accordance with Section 4.C.(i) above upon determination of the actual costs or expenses with respect thereto. In the event that the amount credited to Purchaser by Seller at Closing exceeds the amount of the credit that Purchaser should have received had such actual amounts been available at Closing, Purchaser shall promptly remit such excess amount to Seller. In the event that the amount credited to Seller by Purchaser at Closing exceeds the amount of the credit that Seller should have received, Seller shall promptly remit such excess to Purchaser. If any payment required under this Section is not made within 30 days of final calculation, such amount will thereafter bear interest at a rate per annum equal to 4% above the then current "prime rate" announced by Bank One, Chicago, Illinois.

                    (b) In the event that the amount of Operating Expense Reimbursements retained by Seller as of Closing (net of credits to Purchaser) is less than the amount of Operating

                         Expense Reimbursements to which Seller is entitled after calculation of Seller's share of actual Operating Expenses for the period prior to closing, Purchaser shall promptly remit such amounts to Seller. In the event that the amount of the Operating Expense Reimbursements retained by Seller as of Closing (net of credits to Purchaser) exceeds the amount of the Operating Expense Reimbursements that Seller should have retained at Closing had the actual amounts of Operating Expenses for the period prior to Closing been available at Closing, Seller shall remit such excess amounts (net of amounts due Seller from the particular tenant as to which the Operating Expense applies) to Purchaser and Purchaser shall be thereafter obligated to promptly remit the applicable portion to the particular tenants entitled thereto (and Purchaser shall indemnify, defend and hold Seller, its beneficiaries, their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities [including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith] arising out of or resulting from Purchaser's failure to remit any amounts to tenants that Purchaser is obligated to so remit in accordance with this Section 4.C.[iii]).

               (iv) If Seller has not received all Past Due Rents or other amounts owed to Seller within six months after the Closing Date, Seller, at its sole cost and expense, shall be entitled at any time after such date to commence such actions or proceedings not affecting possession or resulting in termination of the Lease in question as Seller shall desire to collect any such Past Due Rents or other amounts owed to Seller by Tenants, and Purchaser shall cooperate with Seller in any such action at no cost to Purchaser.

               (v) For purposes of this Section 4.C., the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. The terms and provisions of this
                    Section 4.C. shall survive Closing and the delivery of the Deed.

               (vi) Seller shall have the exclusive right to file and prosecute and/or appeal (or to continue any of the foregoing to the extent currently in existence) any tax complaint for the year in which Closing occurs and prior years. All refunds and other sums payable by reason of any such tax complaint shall be the property of Seller (except to the extent relating to taxes assessed for the year of Closing, which refund shall be prorated on a per diem basis). Buyer assigns to Seller all rights which Buyer may have to file a tax complaint or pursue an appeal for such years. Buyer shall incur no cost or expense in connection with Seller's actions under this clause (vi). In the event Seller receives any refund or other amounts which are due to tenants of the Property in accordance with their leases, Seller shall promptly remit such amounts to the applicable tenants upon receipt by Seller. This provision shall survive Closing.

          D.   Transaction Costs.
               -----------------

               Seller shall be responsible for and pay (i) the cost of the Final Survey, (ii) the cost of the base owner's title policy to be delivered to Purchaser in accordance with Section 3.A. above, (iii) one-half of any escrow and/or closing fees of Escrowee and Title Insurer (the "Escrow Fees"), and (iv) charges to record releases of Seller's existing mortgage financing. Purchaser shall be responsible for and pay premiums for (i) extended coverage and title insurance endorsements requested by Purchaser, (ii) one-half of the Escrow Fees, and (iii) all recording charges. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

          E.   Possession.
               ----------

               Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject only to such matters as are permitted by or pursuant to this Agreement.

     5.   CASUALTY LOSS AND CONDEMNATION
          ------------------------------

          If, prior to Closing, the Property or any part thereof shall be taken or condemned (a "Condemnation"), or destroyed or damaged by fire or other casualty (a "Casualty"), Seller shall promptly so notify Purchaser. In such event, provided that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than $125,000 (a "Material Casualty") or (ii) the taking or condemnation materially, adversely and permanently affects the economic use of the Property (a "Material Condemnation"), then Purchaser shall have the option to terminate this Agreement by delivery of a written termination notice to Seller within ten (10) days after Seller's delivery to Purchaser of its notice of a Material Condemnation or Material Casualty. If (a) the damage or destruction is not a Material Casualty, (b) a taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled to approve the terms of any insurance settlement, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or insurance proceeds (or an assignment of the right to such proceeds) (less any amounts applied against costs incurred or income lost by Seller as a result of such occurrence) together with a credit against the Purchase Price in an amount equal to the amount of any deductibles payable under applicable casualty insurance and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5 and Purchaser is not in default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement; provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6 (as to Purchaser's indemnity obligations), 8.B and 11.J. Purchaser shall have the right to terminate this Agreement and to have the Earnest Money returned if tenants leasing in excess of 30,000 square feet in the aggregate have the right to terminate their Leases (except to the extent waived in writing) by reason of a Casualty or a Condemnation which occurs.

      6.  BROKERAGE
          ---------

          Seller, pursuant to a separate written agreement, is obligated to pay upon Closing (but not otherwise) a brokerage commission to Ben Carter Associates ("Broker") for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Broker related to Seller's agreement to pay Broker a commission in connection with the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim.

     7.   DEFAULT AND REMEDIES
          --------------------

          A. Notwithstanding anything to the contrary contained in this Agreement, if (1) Seller fails to perform in accordance with the terms of this Agreement and the Closing does not occur as a result of such failure, and (2) Purchaser is not otherwise in default hereunder, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in Section 6 (as to Purchaser's indemnity obligations), 8.B. and 11.J. below, or (y) upon notice to Seller not less than thirty (30) days after the date then scheduled for Closing hereunder, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages; provided, if such default is intentional and renders specific performance materially unavailable, Purchaser may recover from Seller damages equal to Seller's actual, third party, out of pocket costs incurred in connection with its due diligence of the Property, in an amount not to exceed $30,000 in the aggregate; further, provided, that if such default arises due to the sale of the Property by Seller to a third party in violation of this Agreement or Seller's election not to sell the Property without justification under this Agreement, then Purchaser may recover all of its actual damages incurred from Seller.

          B. If (i) Purchaser fails to perform in accordance with the terms of this Agreement, and (ii) such failure is not as a result of a default by Seller in its obligations hereunder, the Earnest Money may be retained by Seller as liquidated and agreed upon damages and as Seller's sole and exclusive remedy with respect thereto at which time this Agreement shall terminate and be of no further force and effect; provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6 (as to Purchaser's indemnity obligations), 8.B. and 11.J. Purchaser and Seller acknowledge and agree that (1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a results of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (3) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (4) the Earnest Money shall be and constitute valid liquidated damages.


          C. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other punitive consequential or special damages.

     8.  PURCHASER'S INSPECTION AND REVIEW OF THE PROPERTY
         -------------------------------------------------

          A. Purchaser shall have until 5:00 P.M., Chicago time, on the thirtieth (30th) day after the date of this Agreement (the "Due Diligence Period"), within which to satisfy itself as to all matters concerning its acquisition, ownership and operation of the Property, including, without limitation, matters concerning title, survey, zoning, subdivision laws, environmental matters, review and approval of leases, contracts and financial matters affecting the Property, existence of all required licenses, permits and approvals, approval of the condition of the improvements on the Property, all soil, landscaping and other physical conditions of the Property, availability and sufficient quantities of all utilities, and other matters in its discretion. From the date this Agreement is executed until the Closing, Seller hereby grants to Purchaser and its agents full access to the Property and all of Seller's operational and financial records pertaining to the Property in order to conduct such inspections, samplings and tests as Purchaser deems necessary, but excluding internal memoranda, appraisals and other confidential information. Purchaser's right of inspection pursuant to this Section 8.A. shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. Purchaser shall have the right to contact tenants and other occupants and users of the Property upon prior verbal notice to Seller. No inspection shall be undertaken without twenty-four (24) hours prior notice to Seller and no invasive testing shall take place without Seller's prior consent. Seller shall have the right to be present at any inspections.

          B. In the event of Purchaser's notice to Seller and Escrow Agent on or before 5:00 p.m. Chicago time on the last day of the Due Diligence Period that it elects to terminate this Agreement pursuant to Section 8.A. hereof, the Earnest Money (less $100.00 as consideration to Seller for entering into this Agreement) shall be returned to Purchaser, and neither party shall have any further obligation to the other, except as set forth herein. If Purchaser fails to give such notice on or before the end of the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement under this
Section 8.B. All of the tests, investigations and studies to be conducted by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall have no liability to cure or remediate any condition discovered by Purchaser other than to restore the Property to the condition existing prior to the performance of such tests or investigation. Purchaser shall defend, indemnify and hold Seller and any affiliate, partner or parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate, partner or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all damage, liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property or otherwise caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Notwithstanding anything contained herein to the contrary, the terms of this
Section 8 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          C. Purchaser acknowledges that it will have, prior to Closing, had an opportunity to inspect the Property and review all documents and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser, agrees that, except as otherwise specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 11.H.

     9.  ESTOPPEL CERTIFICATES
         ---------------------

          A. Seller shall, upon expiration of the Due Diligence Period, send estoppel certificates (individually, a "Estoppel Certificate" and collectively, the "Estoppel Certificates") (x) in the form of EXHIBIT I attached hereto (the "Form Tenant Estoppel Certificate") to each tenant occupying space at the Property as of such date and (y) in the form of EXHIBITS S-1, S-2 and S-3 attached hereto to KRC, TRU and VICORP (each hereinafter defined) ("REA Certificates").

          B. It shall be a condition precedent to Purchaser's obligation to purchase the Property pursuant to this Agreement that Seller provide to Purchaser, at Closing, Estoppel Certificates executed by (i) Circuit City, T.J. Maxx, Fashion Bug and Shoe Carnival ("Major Tenants") and (ii) tenants occupying one hundred percent (100%) of the remaining net usable square footage of leased space at the Property as of the date of this Agreement (the tenants described in (i) and (ii), collectively, the "Required Tenants") and (iii) from (a) KRC Mishawaka 895, Inc. ("KRC") (successor to The May Department Store Company ("May") pursuant to that certain Construction, Operation and Reciprocal Easement Agreement dated September 14, 1987 between May and Mishawaka Retail Associates Limited Partnership ("MRALP") as assigned by MRALP to Seller (as amended, the "May REA")), (b) TRU Properties, Inc. ("TRU") (successor to Toys "R" Us, Inc. ("Toys") pursuant to that certain Reciprocal Easement and Operating Agreement dated June 12, 1987 between MRALP and Toys as assigned by MRALP to Seller (as amended, the "Toys REA")) and (c) from VICORP Restaurants, inc. ("VICORP") (successor to MRALP pursuant to that certain Reciprocal Easement Agreement dated January 19, 1989 between MRALP and Seller (the "VICORP REA")). The Estoppel Certificates executed by tenants shall be in substantially the form of the Form Tenant Estoppel Certificate and not materially inconsistent with the Rent Roll and any other representations made herein by Seller with respect to the Leases, except that an Estoppel Certificate executed by a tenant shall be deemed an acceptable Estoppel Certificate for purposes of this Section 9 as long as it is in the form or contains such specified information as the Lease requires the tenant to provide and/or contains the qualification by the tenant of any statement as being to its knowledge or as being subject to any similar qualification. The Estoppel Certificates executed by KRC, TRU and VICORP shall be in substantially the form of the REA Certificates (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). Notwithstanding the foregoing, Purchaser shall have the right to consider as unacceptable any Estoppel Certificate materially inconsistent with the Rent Roll or which claims a default or breach by Seller.

     C. In the event that Seller is unable to provide the Required Estoppel Certificates to Purchaser at the Closing Seller shall (other than with respect to Major Tenants, KRC, TRU and VICORP) execute and deliver to Purchaser certificates (individually, a "Seller Estoppel Certificate", and, collectively, the "Seller Estoppel Certificates") substantially in the same form as the certificate attached hereto as Exhibit J (the "Form Seller Estoppel Certificates) covering up to 20% of the net usable square footage of leased space at the Property so that Purchaser shall receive, at Closing, Required Estoppel Certificates and Seller Estoppel Certificates with respect to the Required Tenants. Each statement contained in such Seller Estoppel Certificates shall survive for a period terminating on the earlier of (i) two hundred seventy
(270) days from the Closing Date, or (ii) the date on which Purchaser has received an executed Required Estoppel Certificate signed by the tenant under the Lease in question. If Purchaser receives an estoppel certificate which contains some but not all of the matters set forth in the Estoppel Certificate (a "Partial Certificate") and Seller provides a Seller Estoppel Certificate for such tenant, then (i) if the Partial Certificate is received prior to Closing, the Seller Estoppel Certificate may omit matters contained in the Partial Certificate and (ii) if the Partial Certificate is received after Closing, Seller's Estoppel Certificate shall cease to survive as to the matters contained in the Partial Certificate. If any Estoppel Certificate contains statements confirming any of Seller's representations or warranties contained in Section 10 hereof, then Seller shall be relieved of any liability with respect to any such representation or warranty.

     D. In the event that Seller does not provide to Purchaser Required Estoppel Certificates and Seller Estoppel Certificates for Required Tenants, KRC, TRU and VICORP, Purchaser may either: (x) elect not to purchase the Property, in which event this Agreement terminate and be of no further force and effect, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6 (as to Purchaser's indemnity obligations), 8.B. or 11.J.; or (y) elect to purchase the Property notwithstanding Purchaser's decision not to require Seller to provide the such Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates to Purchaser after Closing.

     E. If any Estoppel Certificates or Seller Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the instrument in question or contain information inconsistent with any representations of Seller contained in this Agreement and Purchaser elects to close the purchase and sale transaction contemplated herein notwithstanding the existence of such statements, allegations or information, then such Estoppel Certificates and/or Seller Estoppel Certificates shall be deemed acceptable for purposes of this Section 9, notwithstanding the existence of such allegations, statements or information and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information.

      F. At Purchaser's request, Seller shall send a Subordination, Nondisturbance and Attornment Agreement to each tenant at the same time Seller sends the Estoppel Certificates to such tenants, provided that (i) Purchaser delivers such request and the applicable forms to Seller at least five days prior to the expiration of the Due Diligence Period and (ii) it is acknowledged that Seller is sending such forms to tenants as a courtesy to Purchaser, and Seller shall have no liability to Purchaser in connection with the failure to receive executed forms from any tenant, and receipt of such forms from the tenants shall not be a condition precedent to Purchaser's obligations hereunder.

  10.  REPRESENTATIONS AND WARRANTIES
       ------------------------------

       A. Seller represents and warrants to Purchaser that, as of the date hereof (or as of such other date set forth below) and as of Closing:

           (i) To the "Actual Knowledge of Seller" (as hereinafter defined), except as set forth on EXHIBIT K attached hereto, Seller has received no written notice from any governmental authority of any violation of any, state or federal law, rule or regulation (including, without limitation, environmental laws and laws governing hazardous materials) concerning the Property or any part thereof which has not been cured prior to the date of this Agreement.

          (ii) To the Actual Knowledge of Seller and except for the property management agreement that will be terminated by Seller effective as of Closing, the list attached hereto as EXHIBIT C lists all of the maintenance, service, advertising and other service contracts to which Seller is a party regarding the Property.

         (iii) To the Actual Knowledge of Seller, except as set forth on EXHIBIT L attached hereto, Seller is neither a party to any existing litigation with respect to the Property nor has it received written notice of any pending litigation with respect to the Property.

          (iv) Seller has the requisite power and authority to enter this Agreement and consummate the transaction contemplated in this Agreement. The party signing this Agreement on behalf of Seller has full power and authority to bind Seller. The execution, delivery and performance of this Agreement (together with any instrument or document to be executed or delivered pursuant to this Agreement) will not result in a violation of any contractual obligation of Seller to any third party, nor will the execution, delivery or performance of this Agreement conflict with or constitute a default or result in a breach of any agreement to which Seller is a party and which the property is bound. No consent of any third party, private or public, is required to enter into or consummate this Agreement.

           (v) To the Actual Knowledge of Seller, Seller has received no written notice of any pending condemnation proceedings affecting the Property.

          (vi) To the Actual Knowledge of Seller, the list (the "Rent Roll") attached hereto as EXHIBIT M accurately sets forth the information thereon as of the date of this Agreement.

         (vii)  Except: (1) as set forth on EXHIBIT N attached hereto, and/or
                (2) as expressly set forth in a Lease, no commission or other compensation is presently payable or in the future will become payable by Seller or any subsequent owner of the Property to any broker or finder in connection with any Leases, any unexercised renewals of such Leases or any unexercised expansion rights contained in any such Leases.

        (viii) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (ix)  Seller has no employees at the Property.

           (x) The Property is not subject to any union or collective bargaining agreements that will be enforceable against any owner of the Property after Closing.

          (xi) To the Actual Knowledge of Seller, no party other than Seller has any claim to the Property by reason of any purchase agreement, option to purchase, right of first refusal, land installment contract or other similar agreement or instrument or by adverse possession or prescriptive right, other than pursuant to Leases.

      B. When used in this Agreement, the term "Actual Knowledge of Seller" shall mean and be limited to the actual (and not imputed, implied or constructive) current actual knowledge of George Touras or Andrew Levin who Seller represents are the individuals to whom the regional property manager is directed to send all written notices from tenants and third parties. Notwithstanding anything herein to the contrary, neither George Touras or Andrew Levin shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of Seller's representations and/or warranties herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge of or notice given to any of Seller's other agents, servants or employees shall not be imputed to Seller.

      C. The representations and warranties set forth in this Section 10, shall, subject to the provisions of Section 9.C. above and Section 10.E. below, survive the Closing and the delivery of the Deed for a period of one hundred eighty (180) days from the Closing Date. Notice of any claim as to a breach of any such representations or warranties must be made to Seller prior to the expiration of such one hundred eighty (180) day period or it shall be deemed a waiver of the right to asset such claim.

      D. Seller does not represent and warrant that any particular Lease or Service Contract will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder, except as set forth in Section 10A(v).

      E. In the event that, prior to Closing, Purchaser obtains knowledge that, as of Closing, Seller is in breach of any of the representations and warranties set forth in Section 10.A. above, or Seller otherwise discloses to Purchaser facts that are inconsistent with or different from the information set forth in the representations and warranties made in Section 10.A. or any Seller Estoppel Certificates (a "Disclosure"), and the Closing occurs, then the representations and warranties in Section 10.A. shall be deemed to be modified and/or superseded by such certificates or other documents (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of representation or warranty modified or superseded herein, as applicable and, if Purchaser receives such information from a source other than Seller, Purchaser shall promptly notify Seller thereof). If as a result of a Disclosure, Purchaser elects not to close, Purchaser's sole remedy shall be to receive a return of its Earnest Money.

      F. Purchaser represents and warrants to Seller than as of the date hereof and as of Closing that (i) Purchaser has the requisite power and authority, to enter this Agreement and consummate the transaction contemplated in this Agreement and (ii) Shaker Towne Centre Limited Partnership is controlled by Stuart Kline and/or Louis Weisberg. For purposes of this provision, disclosure to the "Purchaser" or to the knowledge of "Purchaser" shall refer to the actual knowledge of Stuart Kline.

    10A.  CONDITIONS TO CLOSING
          ---------------------

      A. Anything herein contained to the contrary notwithstanding, Purchaser's obligations under this Agreement are subject to and conditioned upon the following, any one or all of which may be waived in writing by Purchaser in Purchaser's sole discretion:

          (i) All warranties and representations of Seller shall be materially true and correct on the Closing Date, and Seller shall have delivered a certificate (the "Certificate") updating all of such warranties and representations as of the Closing Date.

         (ii) The Title Company shall be in a position to issue the Title Policy to Purchaser (in the form required by Section 3 hereof) on the Closing Date subject only to the Permitted Exceptions.

        (iii) Seller shall have delivered to Purchaser the Required Estoppel Certificates set forth in Section 9; and

         (iv) Seller shall have delivered all other items required by this Agreement to be delivered by it and shall have performed each and every material term, covenant and condition required of it under this Agreement.

          (v) There shall have been no "Material Adverse Change" in the Rent Roll. There shall be deemed to be a Material Adverse Change in the Rent Roll only if (a) there has been (and/or Seller receives written notice that there will be) (as of Closing) a reduction of 5% or more in the aggregate income receivable under the leases that are not Major Leases from the aggregate income shown in the Rent Roll attached hereto for such leases which are not Major Leases or (b) there has been (and/or Seller receives written notice that there will be) any reduction in the rent payable under any Major Lease or any change (not undertaken in accordance with the terms of the applicable Lease) in the expiration date of any Major Lease.

      B. Satisfaction of all of the foregoing is a condition precedent to Purchaser's obligation to close under this Agreement. If Purchaser does not give Seller written notice on or before Closing of the failure of any such condition, all conditions shall be deemed satisfied or waived.

      C. If as a result of the failure of any condition set forth above, Purchaser elects not to close, Purchaser's sole remedy shall be to receive a return of its Earnest Money, provided, if such failure is solely the result of sale of the Property by Seller to a third party in violation of this Agreement or Seller's election not to sell the Property without justification under this Agreement, then Purchaser may recover all of its actual damages incurred from Seller as provided in Section 7 hereof.


  11. MISCELLANEOUS
      -------------

      A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of Purchaser and Seller. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

      B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. Anything to the contrary notwithstanding, Purchaser shall have the right to assign this Agreement to any entity controlled by Stuart Kline and/or Louis Weisberg and/or their respective family members or trusts for the benefit of such family members, or to Shaker Towne Centers Limited Partnership, without the consent of Seller, effective upon written notice to Seller and delivery to Seller of a copy of the instrument pursuant to which the assignee assumes all of Purchaser's obligations hereunder. Upon an assignment of this Agreement to a permitted assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the term "Purchaser" shall be deemed to include such permitted assignee. As used in this Agreement, the term "Seller" shall be deemed to include any assignee or other transferee of any Seller. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

      C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

      D.  Time is of the essence of this Agreement.

      E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Indiana.

      F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission, addressed as follows:

          1.  If to Seller:

              c/o Equity Properties and Development Limited Partnership Two North Riverside Plaza
              Suite 600
              Chicago, Illinois  60606
              Telephone:  (312) 466-3635
              Facsimile:  (312) 454-0359

              Attention:  George Touras


              With a copy to:

              Neal, Gerber & Eisenberg
              2 N. LaSalle Street
              Suite 2100
              Chicago, Illinois  60602
              Telephone:  (312) 269-5255
              Facsimile:  (312) 269-1747

              Attention:  Douglas J. Lubelchek, Esq.


         2.   If to Purchaser:

              Chase Properties
              25825 Science Park Dr., Suite 355
              Beachwood, Ohio 44122
              Telephone:  (216) 464-6626
              Facsimile:   (216) 464-6346

              Attention:  Stuart Kline

              With a copy to:

              David Eli, Esq.
              General Counsel
              Chase Properties
              25825 Science Park Drive, Suite 355
              Beachwood, Ohio  44122
              Telephone:  216-464-6626
              Facsimile:  216-464-6346


All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.F.

          G.   OMITTED.

          H. Acknowledging the prior use of the Property and Purchaser's opportunity to inspect the Property and except as specifically provided in this Agreement, Purchaser agrees to take the Property "as is, where is" with all faults and conditions thereon. Any information, reports, statements, documents or records (collectively, the "Disclosures") provided or made to Purchaser or its constituents by Seller, its agents or employees concerning the condition of the Property shall not be representations or warranties except as expressly provided hereunder. Purchaser shall not rely on such Disclosures, but rather, Purchaser shall rely only on its own inspection of the Property. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          Purchaser, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action or claim for contribution or other action or claim against Seller and Affiliates of Seller, based on (a) any federal, state, or local environmental or health and safety law or regulation, including CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, (b) any discharge, disposal, release, or escape of any chemical, or any material whatsoever, on, at, to, or from the Property; or (c) any environmental conditions whatsoever on, under, or in the vicinity of the Property.

      I.   Omitted.

      J. Purchaser acknowledges that all information (other than information which is publicly available) with respect to the Property furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its employees, consultants, agents, directors, officers and other personnel and representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of Seller or unless the Closing occurs: (i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or (ii) any term or condition of this Agreement, or (iii) the results of any inspections or studies undertaken in connection herewith. In addition, neither Purchaser nor Purchaser's employees, consultants, agents, directors, officers and other personnel and representatives shall solicit offers to purchase the Property to any other party without the prior written consent of Seller and unless the Closing occurs. Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as attorneys, lenders, brokers, engineers, prospective management companies, environmental consultants, accountants and tax advisors) and as required by law. Purchaser shall instruct such parties to whom the existence of this Agreement or any information with respect to the Property is disclosed of the confidentiality provisions of this
Section 11.J. and that such parties shall treat such information in compliance with this Section 11.J. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom. The foregoing agreements will not survive Closing.

      K. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing.

      L.  Seller hereby covenants and agrees with Purchaser that:

          1. From and after the end of the Due Diligence Period through the Closing, Seller shall deliver for Purchaser's review (a "New Lease Notice") a copy of any proposed new Lease, or any modification, amendment, restatement or renewal of any existing Lease (individually, a "New Lease" and collectively, "New Leases") together with required tenant improvement costs, allowances, abatements, brokerage commissions and financial information in Seller's possession with respect to the proposed tenant, and Purchaser shall have the right to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within five
      (5) business days after Purchaser's receipt of the New Lease Notice. If Purchaser fails to approve or disapprove of such New Lease within such five (5) business day period, Purchaser shall be deemed to have conclusively approved of such New Lease, provided Purchaser shall be deemed to approve any amendment (including renewals and expansions) to Lease which by the terms of such Lease is automatic or which Seller is required to enter into pursuant to the Lease, and any such document shall be deemed an approved New Lease. For any New Lease executed by Seller prior to the end of the Due Diligence Period, Seller will give Purchaser written notice of such New Lease together with a copy thereof at least three business (3) days prior to the expiration of the Due Diligence Period and if Purchaser fails to terminate this Agreement pursuant to
     Section 8.A. hereof, then Purchaser shall be deemed to have approved such New Lease.

         2. All tenant improvement costs and/or allowances and leasing commissions relating to New Leases entered into by Seller after the date of this Agreement, for space which is vacant as of the date of this Agreement, which Purchaser approves (or is deemed to approve) in accordance with Section 11.L.(1) above, shall be prorated in accordance with Section 4.C.(i)(c) above.

         3. Between the date of this Agreement and the Closing Date, Seller shall not enter into any Service Contracts unless they are cancelable as of Closing.

         4. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in the normal course of Seller's business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted, subject to Section 5 above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements to the Property or expend in excess of $10,000 for repairs.

         5. Between the date of this Agreement and the Closing Date and except as required by law or by any of the instruments set forth on EXHIBIT E attached hereto or as otherwise permitted under this Agreement, Seller shall not grant an easement, right-of-way or license on, under or about the Property or for the use of the Property.

         6. Between the end of the Due Diligence Period and the Closing Date, Seller shall neither terminate any Lease nor shall Seller enter into an agreement with any tenant wherein such tenant is permitted to vacate the space demised under its Lease. For any lease termination executed by Seller prior to the end of the Due Diligence Period, Seller will give Purchaser written notice of such lease termination at least three (3) business days prior to the expiration of the Due Diligence Period and if Purchaser fails to terminate this Agreement pursuant to Section 8.A. hereof, then Purchaser shall be deemed to have approved such termination or vacation agreement.

     M.  OMITTED

      N. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

      O. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      P. Seller and Purchaser acknowledge and agree that neither this Agreement nor a memorandum thereof shall be recorded.

      Q. Purchaser acknowledges and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any and all claims, demands or causes of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein and the documents delivered at Closing shall be limited to direct and actual damages and only be recoverable against Seller to the extent of $500,000 in the aggregate; provided, such limitation shall not apply in the event of fraud on the part of Seller under this Agreement. Neither Seller's partners nor affiliates, nor any of their shareholders, partners, officers, directors, agents or employees shall have any personal liability by reason of any matter whatsoever under, in connection with this Agreement or the transactions contemplated herein and Purchaser waives for itself and anyone who may claim by, through or under Purchaser any and all rights to recover on account of any such personal liability.

      R.  OMITTED

      S. Except as specifically provided for herein, the representations, warranties, covenants and agreements of Seller set forth in this Agreement shall not survive the Closing.

      T.  OMITTED

      U. Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

      V.  (i)   Seller acknowledges that Purchaser may acquire the Property as part of a like-kind exchange under terms and conditions that qualify as an exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Seller agrees to execute and deliver any and all documents necessary and proper in order for Purchaser to effectuate the like-kind exchange, including, but not limited to, an exchange trust agreement or similar arrangement (the "Trust Agreement") with the Title Insurer or another party that will act as a "qualified intermediary" as defined in the Treasury Regulations interpreting Section 1031 of the Code (the

                "Trustee") at no liability, cost or expense to Seller and without otherwise affecting Purchaser's covenants, warranties or representations to Seller under the Agreement. In connection therewith, Purchaser may assign this Agreement (but not its obligations hereunder) to the Trustee, may cause the Purchase Price to be delivered in escrow to the Trustee pursuant to the Trust Agreement and may take such other actions as may be necessary and proper to consummate such like-kind exchange.

         (ii) Purchaser acknowledges that Seller may sell the Property as part of a like-kind exchange under terms and conditions that qualify as an exchange within the meaning of the Code. Purchaser agrees to execute and deliver any and all documents necessary and proper in order for Seller to effectuate the like-kind exchange, including, but not limited to, a Trust Agreement with a Trustee at no cost, liability or expense to Purchaser and without otherwise affecting Seller's covenants, warranties or representations to Purchaser under this Agreement. In connection therewith, Seller may assign this Agreement (but not its obligations) to the Trustee, may cause the Purchase Price to be delivered in escrow to the Trustee pursuant to the Trust Agreement and may take such other actions as may be necessary and proper to consummate such like-kind exchange.

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


                SELLER:


                FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-4, an Illinois limited partnership

                By:  First Capital Financial Corporation, its general partner

                     By:
                        ------------------------------

                PURCHASER:


                CHASE SHOPPING CENTERS, INC., an Ohio corporation


                By:
                   ------------------------------

                                LIST OF EXHIBITS
                                ----------------

                         A -  Legal Description
                         B -  Personal Property
                         C -  Service Contracts
                         D -  Joint Order Escrow Agreement
                         E -  Permitted Exceptions
                         F -  Bill of Sale
                         G -  Assignment and Assumption of Leases
                         H - Assignment and Assumption of Service Contracts I - Form Estoppel Certificate
                         J -  Form Seller Estoppel Certificate
                         K -  Notices of Violations of Laws
                         L -  List of Litigation
                         M -  Rent Roll
                         N -  Outstanding Leasing Commissions
                         O -  Assignment of Intangibles
                         P-   Assignment of Maintenance Agreement
                         Q-   Assignment of Toys REA
                         R-   Assignment of May REA
                         R-1- Assignment of VICORP REA
                         S-1- REA Certificate (KRC)
                         S-2- REA Certificate (Toys)
                         S-3- REA Certificate (VICORP)

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                   EXHIBIT B

                               PERSONAL PROPERTY
                               -----------------


LANDSCAPE EQUIPMENT               OFFICE
-------------------               ------

1  Snow Blower                    1  Answering machine
1  Salt Spreader                  1  Telephone
2  Fertilizer Spreader            1  Stapler
4  Squeegies                      1  Desk
1  Window bucket                  1  Chair
1  Metal rake                     2  Metal trash liners
2  Snow shovels                   4  Battery security lights
1  Broom
1  Big ladder (metal - 20')
1  Flashlight
1  Hose sprayer
2  Tape measures
1  Hammer
2  Hand saws
1  Paint brush
1  Wheelbarrow
1  Edger
1  5 gal. Yellow paint
1  Light bulb pole
1  Bucket
1  Hose Nozzle
6  Barricade signs

                                   EXHIBIT C


                               SERVICE CONTRACTS
                               -----------------


         Vendor            Date of Contract         Service Provided
        -------           ------------------       ------------------

          ADT                   7/27/94            Monitor Fire Alarm

     Mishawaka Tree              1/1/99                Janitorial

     Mishawaka Tree              1/1/99                Landscaping

     Mishawaka Tree             8/13/98               Snow Removal

     Mishawaka Tree              4/1/99           Sweeping/Trash Removal

     St. Evans Inc.            ________             X-mas Decorations

Superior Waste Services          4/5/99               Waste Removal

                                   EXHIBIT D

                          JOINT ORDER ESCROW AGREEMENT
                          ----------------------------

                               INDIAN RIDGE PLAZA
                               MISHAWAKA, INDIANA

                            Date: ________ ____,1999

TO:  Chicago Title & Trust Company
     171 N. Clark Street
     Chicago, Illinois  60601

The amount of One Hundred Fifty Thousand Dollars ($150,000.00) (together with any subsequent additional deposit, the "Escrow Deposit") is deposited with you in escrow on behalf of ___________________, the "Purchaser" under that certain Real Estate Sale Agreement (the "Contract"), dated _________ ____, 1999, with First Capital Institutional Real Estate, Ltd. - 4, an Illinois limited partnership, as the "Seller", with respect to the purchase and sale of the property commonly known as Indian Ridge Plaza, Mishawaka, Indiana.

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the non-demanding party, enclosing a copy of the Demand. If within five
     (5) business days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five business-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a court of competent jurisdiction.

2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court, and in case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Escrow Agreement, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith but solely for costs incurred in your role as Escrowee.

3. Provided that the closing occurs, you shall not charge an escrow fee in connection with your role as Escrowee hereunder. In the event that the closing does not occur, you shall charge an escrow fee of no greater than $150.00, with one-half of such fee to be paid by Seller and one-half of such fee to be paid by Purchaser.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing account with a federally-insured bank or savings and loan as association or as otherwise directed by both Purchaser and Seller in writing. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, shall become and be deemed to be a part of the Escrow Deposit.
     The FEIN of Purchaser is ___________________.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for Seller, Purchaser and escrowee as herein provided, together with copies to the attorneys for Seller and Purchaser at the addresses for such attorneys set forth in Paragraph 6 below. All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.F.

6. Either Purchaser or Seller may act hereunder either directly or through its attorney. The attorney for Purchaser is:

                    Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                    Tower at Erieview, Suite 2600
                    1301 East Ninth Street
                    Cleveland, Ohio
                    44114-1824
                    Facsimile:  (216) 696-3311
                    Telephone:  (216) 696-1524

                    Attention: Richard S. Rivitz, Esq.

     The attorney for Seller is:

                    Neal, Gerber & Eisenberg
                    2 N. LaSalle Street
                    Suite 2100
                    Chicago, Illinois  60602
                    Telephone:  (312) 269-5255
                    Facsimile:  (312) 269-1747

                    Attention:  Douglas J. Lubelchek, Esq.

7. This Escrow Agreement is being entered into to implement the Contract and shall not (nor be deemed to) amend, modify or supersede the Contract or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that Escrowee may rely solely upon this Escrow Agreement.

                [signature page to Joint Order Escrow Agreement]

                          PURCHASER:



                    ADDRESS OF PURCHASER:

                 [signature page to Joint Order Escrow Agreement]


                              SELLER:



                              ----------------------------


                         ADDRESS OF SELLER:

                         Two North Riverside Plaza, Suite 1000
                         Chicago, Illinois  60606
                         Attention:  George Touras
                         Facsimile:  (312) 454-0359
                         Telephone:  (312) 466-3635


ACCEPTED THIS ______ DAY OF ____________, 1999

ACCEPTED:
Chicago Title & Trust Company, as Escrowee



By:
   ------------------------------
     Title:
           ----------------------

ADDRESS OF ESCROWEE:

171 N. Clark Street
Chicago, Illinois  60601

                                   EXHIBIT E

                              PERMITTED EXCEPTIONS
                              --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2. General and special taxes, and assessments, not yet due to payable as of Closing (but subject to apportionment or payment as described in Section 4.C. of the Agreement and with no exception related to the pending tax complaint (but such complaint may be shown as a note)).

3. Rights of tenants under the leases shown on the Rent Roll delivered at Closing, and those claiming by, through and under said tenants.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5.   Riparian rights, claims of accretion and similar matters.

                                   EXHIBIT F

                               INDIAN RIDGE PLAZA
                               MISHAWAKA, INDIANA

                                 BILL OF SALE
                                 ------------


     THIS BILL OF SALE (this "Bill of Sale") is executed as of the ____ day of _________, l999, by FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 4, an Illinois limited partnership ("Seller"), having an office at Two North Riverside Plaza, Chicago, Illinois 60606, in favor of
______________________________________________ ("Purchaser"), having an office at _________________________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. Contract. The "Contract" shall mean that certain Real Estate Sale Agreement dated __________________, 199___, by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     3. Personal Property. The "Personal Property" shall mean the "Personal Property", as defined in Contract, including the items of personal property set forth in attached EXHIBIT C.

     4. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers all of its right, title and interest in and to the Personal Property to Purchaser. Seller covenants to warrant title to the Personal Property set forth on Exhibit C attached hereto unto Purchaser and will defend the same against the lawful claims of all persons claiming by, through or under Seller, but not otherwise The Personal Property is transferred "AS IS, WHERE IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     5. Limited Liability. This Assignment is subject to Section 11.Q. of the Contract.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.


                         SELLER:



                         FIRST CAPITAL INSTITUTIONAL REAL
                         ESTATE, LTD. - 4, an Illinois limited partnership

                         By:  First Capital Financial Corporation,
                              its general partner


                           By:
                               ----------------------------------

                                   EXHIBIT G

                           ASSIGNMENT AND ASSUMPTION
                                   OF LEASES
                                   ---------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the ______________ day of __________, 1999, by and between First Capital Institutional Real Estate, Ltd. - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 and ________________________, a
_______________________ ("Assignee"), with an office at
________________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. Leases. The "Leases" shall mean all leases affecting the Property, or any part thereof, including the leases listed on the rent roll (the "Rent Roll") attached to this Assignment as Exhibit B. "Lease" shall mean any one of the Leases.

     3. Security Deposits. "Security Deposits" shall mean all unapplied security deposits: (i) held by Assignor under the Leases in the form of a letter of credit and/or in a segregated bank account, and (ii) held by Assignor under the Leases for which Assignee has received a credit on the "Closing Statement" (as defined in the Contract). The Security Deposits are set forth on Exhibit C attached hereto.

     4. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated __________, 1999 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, and the Security Deposits arising from and after the date hereof.

     6. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Leases arising from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits.

     7. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     8. Third Parties. Except as set forth in Section 1 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     9. Limited Liability. This Assignment is subject to Section 11.Q. of the Contract.

     10. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                              ASSIGNOR:


                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner


                                    By:
                                       ------------------------------


                              ASSIGNEE:



                              EXHIBITS
                              --------

                              A  -  Legal Description of the Property
                              B  -  Rent Roll
                              C  -  Security Deposits

                                   EXHIBIT H
                                   ---------

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
                 ----------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "Assignment") is entered into as of the ______________ day of __________, 1999, by and between First Capital Institutional Real Estate Ltd., - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________
("Assignee"), with an office at ______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. Service Contracts. "Service Contracts" shall mean the service contracts entered into with respect to the ownership and operation of the Property that Assignee has assumed hereunder. The Service Contracts are listed on Exhibit B attached to this Assignment.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Service Contracts arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11.Q. of the Contract.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner


                                   By:
                                       --------------------------------


                              ASSIGNEE:




                                    EXHIBITS
                                    --------

                              A  -  Legal Description of Property
                              B  -  Service Contracts

                                   EXHIBIT I

                        FORM TENANT ESTOPPEL CERTIFICATE
                        --------------------------------



_______________________ ("Purchaser")
_______________________
_______________________
_______________________
_______________________

First Capital Institutional Real Estate, Ltd. - 4
Two North Riverside Plaza
Suite 600
Chicago, Illinois  60606

Ladies and Gentlemen:

     At the request of First Capital Institutional Real Estate, Ltd. - 4 ("Landlord"), made in connection with the proposed sale of the property known as Indian Ridge Plaza, Mishawaka, Indiana (the "Property") the undersigned hereby certifies to Landlord and Purchaser as follows:

     1. The undersigned is the tenant under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
(collectively, the "Lease")][(the "Lease")] for [describe space] (the
"Premises").

     2. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

     3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199__, and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199__. Percentage rent is payable in the amount of ___% of ______________ per ____________, over a breakpoint of $______________, and the last payment in the amount of $__________ was made on _________, 19__.

     4. The Landlord is not in default under the Leases nor to Tenant's knowledge has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default by Landlord under the Lease.

     5. The expiration date of the Lease is ____________________, 19___.

     6. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

     7. There is no prepaid rent, except $ _____________ [explain to which period and type of rent such prepayment relates].

     8. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
_____________________________.

     9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease and all duties of an inducement nature required of Landlord by said Lease as of date hereof have been fulfilled, including, without limitation, all construction allowances, rent concessions and "free rent."

     10. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and the improvements of the Premises required to be furnished by the terms of the Lease as of date hereof have been completed in all respects to the satisfaction of the undersigned.

     11. [All work required to be performed by Landlord with respect to the Lease and in connection with the Premises or otherwise has been completed by Landlord to the satisfaction of Tenant except for _________________.] [All amounts to be paid by Landlord under the Lease with respect to work in the Premises has been paid by Landlord except for ________________.]

     12. The "base year" for operating expense reimbursements and real estate taxes under the Lease is 19___.

     13. The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

     14.  The undersigned is not in default under the Lease.

     15.  Tenant's current notice address under the Lease is:
________________________________________________________________________________
________________________________________________________________________________


                              Very truly yours,


                              ______________________, Tenant

                              By:_____________________________________
                              ___________________, Title

                              Date: ____________________, 1999

                                   EXHIBIT J

                        FORM SELLER ESTOPPEL CERTIFICATE
                        --------------------------------



Ladies and Gentlemen:

     Reference is herein made to that certain Real Estate Sale Agreement (the "Agreement") dated ______________, 199___, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 4, an Illinois limited partnership ("Seller"), and _______________________, a _______________________ ("Purchaser"), for the
purchase and sale of the property known as Indiana Ridge Plaza, Mishawaka, Indiana (the "Property"). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement. Pursuant to
Section 9 of the Agreement, Seller hereby certifies to Purchaser that Seller's Actual Knowledge (as defined in the Agreement) as follows:

     1. The undersigned is the landlord under a lease with ______________, as tenant (the "Tenant"), dated ____________, 19___, [as amended by ___________, dated __________, 19___ (collectively, the "Lease") [(the "Lease")] for [describe space].

     2. The Lease sets forth the entire agreement between Seller and the Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

     3. The monthly [base][minimum] rent of $_________ due under the Lease has been paid through ______________, 199__, and all additional rent (consisting of $_______ per month for estimated "Operating Expenses [as defined in the Agreement]) due under the Lease has been paid through ____________, 199___. Percentage rent is payable in the amount of ___% of ______________ per ____________, over a breakpoint of $______________, and the last payment in the amount of $__________ was

     4. Seller has not received written notice from the Tenant of any material default by Seller under the Lease which has not been cured as of the date of this certificate ("Certificate").

     5.  The expiration date of the Lease is __________, 19___.

     6. The amount of the security deposit currently held by Seller under the Lease is $____________.

     7. There is no prepaid rent, except $___________ [explain to which period and type of rent such prepayment relates].

     8. The Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
______________________.

     9. The Tenant has no defenses, counterclaims, set-offs or concessions against rent or charges due under the Lease and all duties of an inducement nature required of Landlord by said Lease as of date hereof have been fulfilled, including, without limitation, all construction allowances, rent concessions and "free rent."

     10. Tenant has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to ________ month's abatement of base rent as of the date hereof] under the Lease and, the Tenant is the owner and holder of the entire tenant's interest in the Lease and the improvements of the Premises required to be furnished by the terms of the Lease as of date hereof have been completed in all respects to the satisfaction of the Tenant.

     11. [All work required to be performed by Seller with respect to the Premises under the Lease has been completed by Seller, and such work has been completed to the satisfaction of Tenant [or] [All amounts to be paid by Seller under the Lease with respect to work in the Premises has been paid by Seller except for _______________.]

     12. The "base year" for operating expense reimbursements and real estate tax reimbursements under the Lease is 19___.

     13. The Tenant has no right of option pursuant to the Lease or otherwise to purchase all or any portion of the Premises or the Property.

     14. Tenant's current proper notice address under the Lease is:
________________________________________________________________________________
________________________________________________________________________________

     This Certificate is executed by Seller solely for the benefit of Purchaser and no third party shall have the benefit of any of the provisions of this Certificate, nor is this Certificate made with the intent that any person other than Purchaser shall rely thereon.

     This Certificate is delivered to Purchaser in connection with, and subject to the terms, provisions and limitations of Section 9 and Section 11.Q. of the Agreement.

     IN WITNESS WHEREOF, Seller has executed this Certificate as of the ____ day of ___________, 1999.

                                   EXHIBIT K

                         NOTICES OF VIOLATIONS OF LAWS
                         -----------------------------


                                      NONE

                                   EXHIBIT L

                               LIST OF LITIGATION
                               ------------------


                                      NONE

                                   EXHIBIT M

                                   RENT ROLL
                                   ---------

                                   EXHIBIT N
                                   ---------

                              LEASING COMMISSIONS
                              -------------------

                                      NONE

                                   EXHIBIT O
                                   ---------

                    ASSIGNMENT AND ASSUMPTION OF INTANGIBLES
                    ----------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (this "Assignment") is entered into as of the ______________ day of __________, 1999, by and between First Capital Institutional Real Estate, Ltd., - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and ______________________, a ________________
("Assignee"), with an office at __________________________________
______________________.

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza". Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Real Estate Sale Agreement dated ________________ between ___________________ and _____________________.

     2. Intangibles. "Intangibles" shall mean, to the extent transferable, all of Assignor's right, title and interest in and to all licenses and permits issued by governmental authorities and held by Assignor relating to the use, maintenance, occupancy or operation of the Property; and to the extent transferable, all of Assignor's right, title and interest in and to the name "Indian Ridge Plaza".

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Intangibles arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Intangibles arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the Intangibles (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11.Q. of the Contract.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By: First Capital Financial Corporation, its
                              general partner

                                   By:
                                       ----------------------------


                              ASSIGNEE:




                              EXHIBITS
                              --------

                         A  - Legal Description of Property

                                   EXHIBIT P
                                   ---------


               ASSIGNMENT AND ASSUMPTION OF MAINTENANCE AGREEMENT
               --------------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF MAINTENANCE AGREEMENT (this "Assignment") is entered into as of the ______________ day of __________, 1999, by and between First Capital Institutional Real Estate Ltd., - 4, an Illinois limited partnership as successor to Mishawaka Retail Associates Limited Partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a
_____________________________________________________ ("Assignee"), with an office at ______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. Maintenance Agreement. "Maintenance Agreement" shall mean that certain Maintenance Agreement dated June 12, 1987, between Toys "R" Us, Inc. and Mishawaka Retail Associates Limited Partnership.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Maintenance Agreement arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Maintenance Agreement arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. Limited Liability. This Assignment is subject to Section 11.Q. of the Contract.

     8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner

                                   By:
                                      ---------------------------


                              ASSIGNEE:




                              EXHIBITS
                              --------

                         A  - Legal Description of Property

                                   EXHIBIT Q

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------


     THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is entered into as of the ______ day of __________, 1999, by and between First Capital Institutional Real Estate Ltd., - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________ ("Assignee"), with an office at
______________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. REA. "REA" shall mean the Reciprocal Easement and Operating Agreement by and between Mishawaka Retail Associates Limited Partnership ("MRALP") and Toys "R" Us, Inc. ("Toys") dated June 12, 1987, as amended by First Amendment to Reciprocal Easement and Operating Agreement dated September 2, 1993 among Toys, Seller, MRALP, Venture Stores, Inc. and Metropolitan Life Insurance Company and by Second Amendment to Reciprocal Easement and Operating Agreement dated April 27, 1999 among Tru Properties, Inc., Seller, Vicorp Restaurants, Inc., K's Merchandise Mart, Inc. and KRC Mishawaka 895, Inc., together with the Development Agreement dated June 12, 1987 between Toys and MRALP and the Maintenance Agreement dated June 12, 1987.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the REA arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the REA arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts

(i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11.Q. of that certain Real Estate Sale Agreement dated _____________ between Assignor and
_________________.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner


                                   By:
                                      -------------------------------


                              ASSIGNEE:




                                    EXHIBITS
                                    --------

                         A  - Legal Description of Property



Prepared by and return to:

Douglas J. Lubelchek, Esq.
Neal, Gerber & Eisenberg
2 N. LaSalle Street
Suite 2100
Chicago, Illinois  60602



[NOTARY]

                                   EXHIBIT R
                                   ---------

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------


     THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is entered into as of the _______day of __________, 1999, by and between First Capital Institutional Real Estate Ltd., - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________ ("Assignee"), with an office at
______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. REA. "REA" shall mean a Construction, Operation and Reciprocal Easement Agreement dated September 14, 1987 between May and Mishawaka Retail Associates Limited Partnership ("MRALP") (as amended by that certain Joint Improvement Agreement dated September 14, 1987 between May and MRALP, that certain Supplemental Agreement dated September 14, 1987 between May and MRALP, that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement between Seller and Venture Stores, Inc. and that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement dated April 27, 1999 among K's Merchandise Mart, Inc., KRC Mishawaka 895, Inc. and Seller).

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the REA arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the REA arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts

(i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11.Q. of that certain Real Estate Sale Agreement dated _________________ between Assignor and ________________.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner


                                   By:
                                       -----------------------------



                              ASSIGNEE:




                              EXHIBITS
                              --------

                         A  - Legal Description of Property



Prepared by and return to:

Douglas J. Lubelchek, Esq.
Neal, Gerber & Eisenberg
2 N. LaSalle Street
Suite 2100
Chicago, Illinois  60602



[NOTARY]

                                  EXHIBIT R-1
                                  -----------

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------


     THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is entered into as of the _______day of __________, 1999, by and between First Capital Institutional Real Estate Ltd., - 4, an Illinois limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________ ("Assignee"), with an office at
______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Mishawaka, County of St. Joseph, State of Indiana, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Indian Ridge Plaza".

     2. REA. "REA" shall mean Reciprocal Easement Agreement dated January 19, 1989 between Mishawaka Retail Associates Limited Partnership and Assignor, as amended by Amendment to Reciprocal Easement Agreement dated September 28, 1993 between Assignor and VICORP Restaurants, Inc. ("Vicorp") and by Second Amendment to Reciprocal Easement Agreement dated April 27, 1999 between Assignor and Vicorp.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the REA arising from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the REA arising from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11.Q. of that certain Real Estate Sale Agreement dated _________________ between Assignor and ________________.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INSTITUTIONAL REAL
                              ESTATE, LTD. - 4, an Illinois limited partnership

                              By:  First Capital Financial Corporation,
                                   its general partner


                                   By:
                                      ---------------------------


                              ASSIGNEE:




                                    EXHIBITS
                                    --------

                         A  - Legal Description of Property



Prepared by and return to:

Douglas J. Lubelchek, Esq.
Neal, Gerber & Eisenberg
2 N. LaSalle Street
Suite 2100
Chicago, Illinois  60602



[NOTARY]

                                  EXHIBIT S-1
_______________________ ("Purchaser")
_______________________
_______________________
_______________________
_______________________

First Capital Institutional Real Estate, Ltd. - 4
Two North Riverside Plaza
Suite 600
Chicago, Illinois  60606

Ladies and Gentlemen:

     At the request of First Capital Institutional Real Estate, Ltd. - 4 ("Seller"), made in connection with the proposed sale of the property known as Indian Ridge Plaza, Mishawaka, Indiana (the "Property") the undersigned hereby certifies to Seller and Purchaser as follows:

     1. The undersigned ("TRU") is the successor to Toys "R" Us, Inc. under a Reciprocal Easement and Operating Agreement by and between Mishawaka Retail Associates Limited Partnership and Toys "R" Us, Inc. dated June 12, 1987, as amended by First Amendment to Reciprocal Easement and Operating Agreement dated September 2, 1993 among Toys "R" Us, Inc., Seller, Mishawaka Retail Associates Limited Partnership, Venture Stores, Inc. and Metropolitan Life Insurance Company and by Second Amendment to Reciprocal Easement and Operating Agreement dated April 27, 1999 among Tru Properties, Inc., Seller, Vicorp Restaurants, Inc., K's Merchandise Mart, Inc. and KRC Mishawaka 895, Inc. together with the Development Agreement dated June 12, 1987 between Toys and MRALP and the Maintenance Agreement dated June 12, 1987(collectively, the "REA").

     2. The REA is in full force and effect and has not been amended, modified or extended.

     3.   Seller is not in default under the REA.

     4. TRU hereby consents to the assignment of that certain that certain Maintenance Agreement dated June 12, 1987, between Toys "R" Us, Inc. and Mishawaka Retail Associates Limited Partnership from Seller to Purchaser.

     5. The undersigned is not due any amounts under the REA as of the date hereof
                              Very truly yours,
                              TRU Properties, Inc.

                              By:_____________________________________
                              ___________________, Title

                         Date: ____________________, 1999

                                  EXHIBIT S-2



_______________________ ("Purchaser")
_______________________
_______________________
_______________________
_______________________

First Capital Institutional Real Estate, Ltd. - 4
Two North Riverside Plaza
Suite 600
Chicago, Illinois  60606

Ladies and Gentlemen:

     At the request of First Capital Institutional Real Estate, Ltd. - 4 ("Seller"), made in connection with the proposed sale of the property known as Indian Ridge Plaza, Mishawaka, Indiana (the "Property") the undersigned hereby certifies to Seller and Purchaser that to the best of its actual knowledge:

     1. The undersigned is the successor to The May Department Stores Company ("May") under a Construction, Operation and Reciprocal Easement Agreement dated September 14, 1987 between May and Mishawaka Retail Associates Limited Partnership ("MRALP") (as amended by that certain Joint Improvement Agreement dated September 14, 1987 between May and MRALP, that certain Supplemental Agreement dated September 14, 1987 between May and MRALP, that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement between Seller and Venture Stores, Inc. and that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement dated April 27, 1999 among K's Merchandise Mart, Inc., KRC Mishawaka 895, Inc. and Seller [collectively, the "REA"].

     2. The REA is in full force and effect and has not been amended, modified or extended.

     3.   Seller is not in default under the REA.

     4. The undersigned is not due any amounts under the REA as of the date hereof.

                              Very truly yours,

                              KRC Mishawaka 895, Inc.


                              By:_____________________________________
                              ___________________, Title

                    Date: ____________________, 1999

                                  EXHIBIT S-3



_______________________ ("Purchaser")
_______________________
_______________________
_______________________
_______________________

First Capital Institutional Real Estate, Ltd. - 4
Two North Riverside Plaza
Suite 600
Chicago, Illinois  60606

Ladies and Gentlemen:

     At the request of First Capital Institutional Real Estate, Ltd. - 4 ("Seller"), made in connection with the proposed sale of the property known as Indian Ridge Plaza, Mishawaka, Indiana (the "Property") the undersigned hereby certifies to Seller and Purchaser that to the best of its actual knowledge:

     1. The undersigned ("VICORP") is successor to Mishawaka Retail Associates Limited Partnership ("MRALP") under Reciprocal Easement Agreement dated January 19, 1989 between MRALP and Seller ("REA").

     2. The REA is in full force and effect and has not been amended, modified or extended.

     3.   Seller is not in default under the REA.

     4. The undersigned is not due any amounts under the REA as of the date hereof.

                              Very truly yours,

                              Vicorp Restaurants, Inc.


                              By:_____________________________________
                              ___________________, Title

                              Date: ____________________, 1999